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                                                                     EXHIBIT 5.1

                                        March 28, 2000



AT&T Corp.
32 Avenue of the Americas
New York, New York 10013


Dear Sirs:

     With reference to the registration statement on Form S-3 (the "Registration Statement") that AT&T Corp. (the "Company") proposes to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating
to the       shares of Wireless Group common stock, par value $1.00 per share
(the "AT&T Wireless Group tracking stock"), to be issued, I am of the opinion that:

     1. the Company is a duly organized and validly existing corporation under the laws of the State of New York;

     2. the issuance of the AT&T Wireless Group tracking stock has been duly authorized by appropriate corporate action of the Company; and

     3. when the AT&T Wireless Group tracking stock has been issued and delivered pursuant to a sale in the manner described in the Registration Statement, such AT&T Wireless Group tracking stock will be validly issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the filing of the Registration Statement. I also consent to the making of the statement with respect to me in the Registration Statement under the heading "Legal Matters."

                                        Very truly yours,



                                        /s/ Robert S. Feit
                                        ----------------------------------------
                                        Robert S. Feit
                                        General Attorney and Assistant Secretary